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Exhibit 99.02

Historical Financial Statements of CMD Technology, Inc.

CMD Technology
Index to Financial Statements

Independent Auditors' Report

The Board of Directors
CMD Technology, Inc.:

We have audited the accompanying balance sheets of CMD Technology, Inc. as of December 31, 2000 and 1999 and the related statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CMD Technology, Inc. as of December 31, 2000 and 1999 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

February 2, 2001,
except as to note 10, which is as of
June 7, 2001.

F–1

CMD TECHNOLOGY, INC.
Balance Sheets

	December 31,
			March 31, 2001
	2000	1999
			(unaudited)
Assets
Current assets:
Cash and cash equivalents	$659,000	$5,889,000	$51,000
Accounts receivable (net of allowance for doubtful accounts and sales returns of $274,000 in 2001, $358,000 in 2000 and $174,000 in 1999) (note 7)	5,796,000	7,925,000	5,015,000
Inventories (note 2)	8,911,000	7,258,000	7,535,000
Prepaid and other current assets (note 4)	383,000	675,000	432,000

Total current assets	15,749,000	21,747,000	13,033,000
Property and equipment, net (note 3)	6,261,000	4,431,000	5,940,000
Other assets	116,000	100,000	116,000

	$22,126,000	$26,278,000	$19,089,000

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$4,107,000	$4,560,000	$3,179,000
Accrued compensation	2,085,000	2,480,000	1,297,000
Accrued liabilities (note 4)	1,293,000	978,000	1,178,000
Capital lease obligations (note 4)	1,019,000	1,257,000	801,000
Current portion of notes payable (note 8)	3,399,000	219,000	4,003,000

Total current liabilities	11,903,000	9,494,000	10,458,000
Long-term notes payable (note 8)	—	713,000	—
Long-term capital lease obligations (note 4)	604,000	687,000	437,000

Total liabilities	12,507,000	10,894,000	10,895,000

Shareholders' equity (notes 6 and 9):
Common stock, no par value Authorized 25,000,000 shares; issued and outstanding 8,810,000 shares at March 31, 2001 and December 31, 2000 and 8,767,000 shares at December 31, 1999	1,264,000	1,185,000	1,264,000
Retained earnings	8,355,000	14,199,000	6,930,000

Total shareholders' equity	9,619,000	15,384,000	8,194,000
Commitments and contingencies

	$22,126,000	$26,278,000	$19,089,000

See accompanying notes to financial statements.

F–2

CMD TECHNOLOGY, INC.
Statements of Operations

	Year Ended December 31,			Three Months Ended March 31,
	2000	1999	1998	2001	2000
				(unaudited)
Net sales (note 7)	$40,082,000	$50,008,000	$37,304,000	$7,668,000	8,165,000
Cost of sales	19,668,000	21,892,000	15,679,000	4,100,000	3,615,000

Gross profit	20,414,000	28,116,000	21,625,000	3,568,000	4,550,000
Selling, general and administrative expenses	9,357,000	8,357,000	7,248,000	1,971,000	2,202,000
Research and development expenses	14,933,000	13,526,000	12,108,000	2,854,000	3,281,000

Operating income (loss)	(3,876,000)	6,233,000	2,269,000	(1,257,000)	(933,000)
Other income (expense), net	(19,000)	6,000	155,000	—	70,000
Interest income (expense), net	(182,000)	65,000	(3,000)	(109,000)	(52,000)

Earnings (loss) before income taxes	(4,077,000)	6,304,000	2,421,000	(1,366,000)	(915,000)
Income tax expense	35,000	73,000	78,000	—	33,000

Net earnings (loss)	$(4,112,000)	$6,231,000	$2,343,000	$(1,366,000)	$(948,000)

Pro forma net earnings (loss) (unaudited):
Historical earnings (loss) before income taxes	$(4,077,000)	$6,304,000	$2,421,000	$(1,366,000)	$(915,000)
Pro forma provision for (benefit from) income taxes	(1,631,000)	2,521,000	968,000	(472,000)	(366,000)

Pro forma net earnings (loss)	$(2,446,000)	$3,783,000	$1,453,000	$(894,000)	$(549,000)

    See accompanying notes to financial statements.

F–3

CMD TECHNOLOGY, INC.
Statements of Shareholders' Equity

	Common stock
			Retained Earnings
	Shares	Amount		Total
Balance at December 31, 1997	8,741,000	$1,172,000	8,403,000	9,575,000
Net earnings	—	—	2,343,000	2,343,000
Distribution of net earnings to shareholders	—	—	(1,241,000)	(1,241,000)
Exercise of stock options	1,000	1,000	—	1,000
Cancellation of warrants	—	(2,000)	—	(2,000)

Balance at December 31, 1998	8,742,000	1,171,000	9,505,000	10,676,000
Net earnings	—	—	6,231,000	6,231,000
Distribution of net earnings to
shareholders	—	—	(1,537,000)	(1,537,000)
Exercise of stock options	25,000	14,000	—	14,000

Balance at December 31, 1999	8,767,000	1,185,000	14,199,000	15,384,000
Net loss	—	—	(4,112,000)	(4,112,000)
Distribution of net earnings to shareholders	—	—	(1,732,000)	(1,732,000)
Exercise of stock options	43,000	79,000	—	79,000

Balance at December 31, 2000	8,810,000	1,264,000	8,355,000	9,619,000
Net loss (unaudited)	—	—	(1,366,000)	(1,366,000)
Distribution of net earnings to shareholders (unaudited)	—	—	(59,000)	(59,000)

Balance at March 31, 2001 (unaudited)	8,810,000	$1,264,000	6,930,000	8,194,000

See accompanying notes to financial statements.

F–4

CMD TECHNOLOGY, INC.
Statements of Cash Flows

	Year Ended December 31,			Three Months Ended March 31,
	2000	1999	1998	2001	2000
				(unaudited)
Cash flows from operating activities:
Net earnings (loss)	$(4,112,000)	$6,231,000	$2,343,000	$(1,366,000)	$(948,000)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,138,000	1,659,000	1,585,000	603,000	485,000
Provision for doubtful accounts and sales returns	206,000	(111,000)	(221,000)	(84,000)	12,000
Write down of excess and obsolete inventory	943,000	715,000	120,000	64,000	16,000
(Gain) loss on sale of fixed assets	26,000	33,000	(8,000)	—	—
Changes in assets and liabilities:
Accounts receivable	1,859,000	(1,618,000)	(2,075,000)	865,000	3,635,000
Inventories	(2,596,000)	(4,702,000)	103,000	1,312,000	(1,191,000)
Prepaid and other current assets	292,000	(200,000)	121,000	(49,000)	(178,000)
Other assets	(16,000)	57,000	49,000	—	—
Accounts payable	(452,000)	1,969,000	881,000	(937,000)	(2,717,000)
Accrued compensation and accrued liabilities	63,000	740,000	155,000	(903,000)	(1,047,000)

Net cash provided by (used in) operating activities	(1,649,000)	4,773,000	3,053,000	(495,000)	(1,933,000)

Cash flows from investing activities:
Purchases of property and equipment	(2,733,000)	(1,865,000)	293,000	(273,000)	51,000
Decrease (increase) in employee loans receivable	63,000	(48,000)	(40,000)	—	—

Net cash provided by (used in) investing activities	(2,670,000)	(1,913,000)	253,000	(273,000)	51,000

Cash flows from financing activities:
Borrowings under notes payable and long-term debt	3,004,000	1,050,000	—	700,000	—
Repayments of notes payable and long-term debt	(537,000)	(119,000)	(334,000)	(96,000)	(85,000)
Payments on capital lease obligations	(1,582,000)	(1,296,000)	(1,156,000)	(385,000)	(388,000)
Dividends paid	(1,875,000)	(1,305,000)	(1,241,000)	(59,000)	—
Proceeds from exercise of stock options	79,000	14,000	1,000	—	46,000

Net cash used in financing activities	(911,000)	(1,656,000)	(2,730,000)	160,000	(427,000)

Net increase (decrease) in cash and cash equivalents	(5,230,000)	1,204,000	576,000	(608,000)	(2,309,000)
Cash and cash equivalents at beginning of year	5,889,000	4,685,000	4,109,000	659,000	5,889,000

Cash and cash equivalents at end of year	$659,000	$5,889,000	$4,685,000	$51,000	$3,580,000

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$299,000	$197,000	$214,000	$27,000	$52,000
Income taxes	35,000	59,000	78,000	—	33,000

Supplemental disclosure of noncash investing activities:
Property and equipment acquired under capital lease obligations	$1,261,000	$966,000	$1,738,000	$—	$1,212,000

See accompanying notes to financial statements.

F–5

CMD TECHNOLOGY, INC.
Notes to Financial Statements

(1)
Summary of Significant Accounting Policies

(a)
Organization

  CMD Technology, Inc. (the Company) designs, develops and manufactures products in two distinct markets. Storage products consist primarily of board and subsystem level storage controllers for multiple disk drive arrays. Semiconductor products consist of Application Specific Integrated Circuits (ASICs) for personal computer peripheral input/output solutions and protocols. The Company's products are sold primarily to original equipment manufacturers (OEM), resellers and distributors worldwide. The Company has 28 shareholders and has elected to be treated as an S Corporation under the Internal Revenue Code and for state income tax purposes.

  (b)
  Pro Forma Presentation

  Concurrently with the acquisition discussed in note 10, CMD Technology, Inc. terminated its Subchapter S corporation status and became subject to federal and state income taxes. The accompanying statements of operations include a pro forma presentation to reflect a provision for income taxes in accordance with Statement of Financial Accounting Standards No. (Statement) 109, "Accounting for Income Taxes." Statement 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income taxes being reduced by available tax benefits not expected to be realized.

  Unaudited pro forma earnings (loss) for the years ended December 31, 2000, 1999 and 1998 and for the three months ended March 31, 2001 and 2000, reflect a provision for (benefit from) income taxes as if the Company had been subject to federal and state income taxes at an estimated effective tax rate of approximately 40%.

  (c)
  Inventories

  Inventories are stated at the lower of cost or market (net realizable value) on a first-in, first-out (FIFO) basis.

  (d)
  Depreciation and Amortization

  Depreciation of property and equipment and the amortization of leasehold improvements are provided over the estimated useful lives of the respective assets on a straight-line basis. The useful lives range from three to seven years for property and equipment and the shorter of the useful lives or the term of the lease for leasehold improvements.

  (e)
  Revenue Recognition

  Sales of the Company's products are recognized upon shipment, net of an allowance for anticipated sales returns. The Company warrants, for periods ranging from 1 to 3 years, parts and labor for manufacturing and material defects on all products sold. The Company provides an accrual for estimated warranty costs at the time of sale.

  In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin 101 (SAB 101) Revenue Recognition in Financial Statements as amended by Staff Accounting Bulletins No. 101A and 101B. These Bulletins summarize certain of the staff's views about applying accounting principles generally accepted in the United States of America to revenue recognition in

F–6

  financial statements. The provisions of these bulletins became effective during fiscal year 2000. Adoption of SAB 101 did not have an impact on the Company's revenue recognition practices.

  (f)
  Income Taxes

  The Company's shareholders have elected to be taxed as an S Corporation under the Internal Revenue Code. As an S Corporation, the Company is subject to a 1.5% California tax on taxable income and a Massachusetts tax based on income and capital. The Company is not directly subject to federal income taxes.

  (g)
  Stock Option Plans

  The Company accounts for stock-based compensation under the provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net earnings disclosures for employee stock options grants as if the fair-value based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB No. 25 and provide the pro forma disclosure provisions of SFAS No. 123 (see note 6).

  In March 2000, the Financial Accounting Standards Board (FASB) issued Financial Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation—an Interpretation of APB Opinion No. 25, (FIN 44), which must be applied prospectively to new stock option awards, exchanges of awards in a business combination, modifications to outstanding awards, and changes in grantee status that occur on or after July 1, 2000. The Company adopted FIN 44 effective July 1, 2000 with no impact on its historical financial statements and related disclosures.

  (h)
  Impairment of Long-Lived Assets and Long Lived-Assets to Be Disposed Of

  Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the discounted future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

  (i)
  Cash Equivalents

  The Company considers all highly liquid investments which are readily convertible into known amounts of cash and have a maturity of three months or less to be cash equivalents.

  (j)
  Comprehensive Income (Loss)

  Other comprehensive income (loss) equaled net income (loss) for all periods presented.

  (k)
  Use of Estimates

  The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the dates of the balance sheets and revenues and expenses for the periods. Actual results could differ significantly from those estimates.

F–7

  (l)
  Unaudited Interim Results

  The accompanying interim financial statements as of March 31, 2001 and for the three months ended March 31, 2001 and 2000 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and its cash flows as of March 31, 2001 and for three months ended March 31, 2001 and 2000. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results of operations for the three month periods ended March 31, 2001 are not necessarily indicative of the results to be expected for the respective full year.

(2)
Inventories

  Inventories are comprised of the following:

	December 31,
			March 31, 2001
	2000	1999
			(unaudited)
Finished goods	$3,449,000	$2,156,000	$3,378,000
Work in process	2,322,000	2,409,000	2,008,000
Raw materials	3,140,000	2,693,000	2,149,000

	$8,911,000	$7,258,000	$7,535,000

(3)
Property and Equipment

  A summary of property and equipment, at cost, follows:

	December 31,
			March 31, 2001
	2000	1999
			(unaudited)
Machinery and equipment	$11,207,000	$7,379,000	$11,600,000
Leasehold improvements	64,000	329,000	64,000
Furniture and fixtures	500,000	383,000	500,000
Automobiles and trucks	27,000	27,000	27,000
Equipment under capital lease (note 4)	3,978,000	4,263,000	3,858,000

	15,776,000	12,381,000	16,049,000
Less accumulated depreciation and amortization	9,515,000	7,950,000	10,109,000

	$6,261,000	$4,431,000	$5,940,000

The Company's outstanding capital leases were primarily for machinery and equipment.

F–8

(4)
Commitments and Contingencies
(a)
Commitments

  The Company leases certain equipment and office space under noncancelable operating and capital lease agreements which provide for total future minimum annual lease payments as follows:

	Operating leases	Capital lease obligations
Year ending December 31:
2001	$1,210,000	1,110,000
2002	1,158,000	586,000
2003	1,158,000	48,000
2004	1,158,000	—
2005	1,061,000	—

Total minimum lease payments	$5,745,000	1,744,000

Less amount representing interest		(121,000)

Present value of net minimum capital lease payments		1,623,000
Less current portion		(1,019,000)

Capital lease obligations, excluding current portion		$604,000

  Rent expense was approximately $1,124,000, $701,000 and $662,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

  Certain of the Company's capital lease agreements contain various restrictive covenants, which, among other things, require compliance with certain financial ratios. As of December 31, 2000, the Company was not in compliance with certain covenants. Accordingly, approximately $38,000 due under such capital leases during fiscal year 2002 has been classified as a current liability.

  The Company has entered into license agreements to manufacture and sell certain interface technology. Under the agreements, the Company is obligated to pay royalties in specific dollar amounts based upon the specifications of the units sold. Included in accrued liabilities in the accompanying balance sheets are $100,000 at December 31, 2000 and 1999, of amounts payable to licensors under these agreements.

  In 1998, the Company entered into a license agreement for certain core technology as well as for the development of certain logic function additions to the core technology. The Company paid $250,000 in 1999 and $100,000 in 1998 for the core technology. These payments are included in prepaid and other current assets in the accompanying balance sheet at December 31, 1999. During 2000, the development of the related product was halted and payments previously made for the core technology were expensed.

  (b)
  Contingencies

  The Company is involved with certain legal proceedings and other claims arising in the normal course of business. In the opinion of the Company's management, the liability, if any, resulting from such litigation would not have a material adverse affect on the Company's financial position or results of operations.

(5)
Employee Benefit Plan

  The Company sponsors a Profit Sharing 401(k) Plan (the Plan). Under the Plan, employees may elect to contribute a percentage of their monthly compensation to a trust. The employees' funds, together with a discretionary matching contribution by the Company, are invested in accordance with the participants' elections. The Company did not make a contribution to the Plan in 2000.

F–9

  Contributions made by the Company to the Plan were $383,000 and $137,000 for 1999 and 1998, respectively.

(6)
Stock Option Plan

  Under the 1991 Stock Option Plan as amended, the Company may grant either nonqualified or incentive stock options to purchase up to 3,000,000 shares of common stock. All options allow for the purchase of stock at prices equal to the estimated fair market value at the date of grant, as determined by the Company's Board of Directors. Options become exercisable as specified in each option agreement and expire no later than 10 years after the date of grant.

  During August 1999, the Company's Board of Directors approved the adoption of the CMD 1999 Stock Incentive Plan, under which up to 3,000,000 shares of common stock may be issued pursuant to nonqualified stock options, incentive stock options or restricted stock purchase agreements. The number of options outstanding at any one time under the 1991 and 1999 plans may not exceed 68% of the outstanding shares of common stock. All options under the 1999 plan allow for the purchase of stock at prices not less than 100% of the fair market value as determined by the Company's Board of Directors, except for 10% shareholders for whom the price is not less than 110% of the fair market value. Options become exercisable as specified in each option agreement and expire no later than 10 years after the date of grant.

  At December 31, 2000, there were 2,061,000 shares available for grant under the stock option plans. The per-share weighted-average fair value of stock options granted during 2000, 1999 and 1998 was $0, $.49 and $.46, respectively, on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: risk-free interest rate of 5.00%, 6.00% and 5.20% for 2000, 1999 and 1998, respectively, and an expected life of 5 years for each year.

  The Company applies APB No. 25 in accounting for its stock option plan and, accordingly, as the exercise price equaled the fair value at the date of grant, no compensation cost has been recognized for its employee stock options in the financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its employee stock options under SFAS No. 123, the Company's net earnings (loss) would have been reduced (increased) to the pro forma amounts indicated below:

	Year ended December 31,
	2000	1999	1998
Net earnings (loss):
As reported	$(4,112,000)	6,231,000	2,343,000
Pro forma	(4,226,000)	6,086,000	2,178,000

F–10

  Activity in the stock option plans is as follows:

	Number of stock options	Weighted average exercise price
Options outstanding at December 31, 1997	2,487,000	$3.39
Options granted	706,000	2.00
Options exercised	1,000	2.00
Options canceled	530,000	4.04

Options outstanding at December 31, 1998	2,662,000	1.72
Options granted	1,194,000	2.00
Options exercised	25,000	0.56
Options canceled	255,000	2.00

Options outstanding at December 31, 1999	3,576,000	1.80
Options granted	773,000	2.00
Options exercised	43,000	1.83
Options canceled	449,000	2.00

Options outstanding at December 31, 2000	3,857,000	1.82

  At December 31, 2000, the range of exercise prices and weighted-average remaining contractual life of outstanding options under the Company's stock option plans were $.56 to $2.00 and 6.6 years.

  As of December 31, 2000, 2,071,000 options under the plans were exercisable and the weighted-average exercise price of these options was $1.66.

(7)
Concentration of Credit Risk

  The Company's products are sold worldwide. Sales to customers outside the U.S. were approximately 53% of net sales in 2000 and 43% of net sales in 1999 and 1998.

  The Company had sales to one customer which represented 33% of net sales in 2000. The Company had sales to two customers, which represented approximately 41% and 10% of net sales during 1999 and sales to one customer which represented 35% of net sales during 1998. No other customers accounted for more than 10% of net sales during 2000, 1999 and 1998. Trade accounts receivable related to these customers accounted for 51%, 70% and 49% of the Company's accounts receivable balance as of December 31, 2000, 1999 and 1998, respectively.

F–11

(8)
Notes Payable

  A summary of long-term debt follows:

	December 31
	2000	1999
Revolving note payable to bank with maximum availability of $5 million, bearing interest at bank's prime less .25% (9.25% and 8.25% at December 31, 2000 and 1999, respectively), payable in monthly interest-only payments through maturity on May 31, 2001; unsecured	$1,486,000	$50,000
Term note payable due in 36 monthly payments beginning April 1, 2000 at an annual percentage rate at bank's prime less .25% (9.25% and 8.25% at December 31, 2000 and 1999, respectively), payable through maturity on March 1, 2003; unsecured	553,000	882,000
Term note payable due in 36 monthly payments beginning December 2, 2000 at an annual percentage rate of 7.730%, payable through December 2, 2003; unsecured	508,000	—
Multiple disbursement note due in 36 equal installments beginning January 2, 2001 at an annual percentage rate of bank's prime less .25% (9.25% at December 31, 2000), payable through December 1, 2003; unsecured	852,000	—

	3,399,000	932,000
Less current installments	(3,399,000)	(219,000)

	$—	$713,000

  The revolving note, term note due March 1, 2003, and multiple disbursement note contain certain restrictive covenants, which among other things, require compliance with certain financial ratios. As of December 31, 2000, the Company was not in compliance with certain covenants and has obtained a forbearance letter from its lender through May 31, 2001. Accordingly, all borrowings under the revolving note, term note and multiple disbursement note have been classified as current liabilities (see note 10).

(9)
Shareholders' Equity

  During 2000, 1999 and 1998, the Company declared dividends to its shareholders in the amounts of $1,732,000, $1,537,000 and $1,241,000, respectively, of which $1,875,000, $1,305,000 and $1,241,000 were paid during 2000, 1999 and 1998, respectively. The unpaid balances of $89,000 and $232,000 at December 31, 2000 and 1999, respectively, are included in accrued liabilities in the accompanying balance sheets.

(10)
Subsequent Event

  On June 7, 2001, Silicon Image, Inc. issued approximately 6,438,000 shares of common stock, valued at approximately $30,500,000 as of June 7, 2001, in exchange for all of the outstanding common stock of CMD Technology, Inc. Under the terms of the acquisition, CMD Technology, Inc. survived as a wholly-owned direct subsidiary of Silicon Image, Inc. In connection with the acquisition, Silicon Image, Inc. assumed all of CMD Technology's debt outstanding on the revolving note payable, the term note maturing March 1, 2003, and the multiple disbursement note.

F–12

QuickLinks

  Exhibit 99.02
CMD Technology Index to Financial Statements
Independent Auditors' Report
CMD TECHNOLOGY, INC. Balance Sheets
CMD TECHNOLOGY, INC. Statements of Operations
CMD TECHNOLOGY, INC. Statements of Shareholders' Equity
CMD TECHNOLOGY, INC. Statements of Cash Flows
CMD TECHNOLOGY, INC. Notes to Financial Statements